Exhibit 10.44

Building Materials Holding Corporation
2005 Deferred Compensation Plan
for Executives
(Effective as of January 1, 2005)

Table of Contents
Page

ARTICLE 1. DEFINITIONS		51
1.1	Account	51
1.2	Beneficiary	51
1.3	Change in Control	51
1.4	Code	52
1.5	Committee	52
1.6	Company	52
1.7	Company Contributions	52
1.8	Disability	52
1.9	Effective Date	52
1.10	Eligible Compensation	52
1.11	Hardship	53
1.12	Key Employee	53
1.13	LTIP	53
1.14	Participant	53
1.15	Plan	53
1.16	Plan Year	53
1.17	Regulations	54
1.18	Separation from Service	54
1.19	Trust or Trust Agreement	54
1.20	Trust Fund	54
1.21	Trustee	54

ARTICLE 2. ELIGIBILITY		54

ARTICLE 3. DEFERRED COMPENSATION		54
3.1	Deferral Elections	54
3.2	Vesting	56
3.3	Election of Payment Terms	56

ARTICLE 4. PAYMENT OF DEFERRED COMPENSATION		58
4.1	Payment upon Distribution Event	58
4.2	Withdrawal for Hardship	58
4.3	Payment upon Change in Control	58
4.4	Payment upon Disability	58
4.5	Payment upon Death	58
4.6	Designation of Beneficiary	59
4.7	Administration of Payments	59
4.8	Permitted Acceleration of Payments	59

ARTICLE 5. TRUST AND INVESTMENT		60
5.1	Accounts	60
5.2	Participants’ Rights Unsecured	60
5.3	Trust Agreement	60
5.4	Investment of Contribution	60

ARTICLE 6. AMENDMENT AND TERMINATION		61

ARTICLE 7. ADMINISTRATION		61
7.1	Administration	61
7.2	Applying for Benefits	61
7.3	Liability of Committee; Indemnification	67
7.4	Expenses	67

ARTICLE 8. GENERAL AND MISCELLANEOUS		67
8.1	Rights Against Company	67
8.2	Assignment or Transfer	68
8.3	Severability	68
8.4	Construction	68
8.5	Governing Law	68
8.6	Payment Due to Incompetence	68
8.7	Taxes	68
8.8	Insurance	69
8.9	Attorney’s Fees	69
8.10	Plan Binding on Successors and Assignees	69

Appendices	Acknowledgment
Distribution Election
Executive Election of Deferral
Beneficiary Designation

BUILDING MATERIALS HOLDING CORPORATION
2005 DEFERRED COMPENSATION PLAN
FOR EXECUTIVES

Building Materials Holding Corporation, a Delaware corporation (the “Company”) hereby establishes an unfunded plan for the purpose of providing deferred compensation for a select group of management and highly compensated employees in compliance with Section 409A of the Internal Revenue Code, as amended (the “Code”).
RECITALS

WHEREAS, the Participants identified by the Compensation Committee of the Board of Directors of the Company, or any other committee designated by the Board of Directors of the Company to administer the Plan in accordance with Article 8 of the Plan (the “Committee”), as eligible to participate in the Plan (each a “Participant,” or collectively the “Participants”) provide services to the Company; and

WHEREAS, the Company desires to adopt an unfunded deferred compensation plan and the Participants desire the Company to pay certain deferred compensation and/or related benefits to or for the benefit of the Participants, or a designated Beneficiary, or both;
NOW, THEREFORE, the Company hereby establishes this deferred compensation plan to take the place of the 1999 Deferred Compensation Plan for Executives with respect to any compensation earned on or after January 1, 2005.

ARTICLE 1.  DEFINITIONS

1.1
Account. means the separate account(s) established under the Plan and the Trust for each participating Participant.  The Company shall furnish each Participant with an annual statement of his or her Account balance.

1.2	Beneficiary. means the beneficiary designated by the Participant to receive the Participant’s deferred compensation benefits in the event of his or her death.

1.3
Change in Control. means the occurrence of any of the following, limited to the extent any such occurrence is consistent with the definition of a “change in control event” described in Code Section 409A or related Regulations:

(a)
when any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended (“Exchange Act”) (other than the Company, a Subsidiary or a Company benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, where such person’s beneficial ownership of the Company’s securities was not initiated by the Company or approved by the Company’s Board of Directors; or

(b)
the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, where such merger was not initiated by the Company and in which Company is not the surviving parent entity; or

(c)
a change in the composition of the Board of Directors of the Company during any 12-month period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(d)	any liquidation or dissolution of the Company.

1.4	Code. means the Internal Revenue Code of 1986, as amended from time to time. Reference to any Code section shall include any successor or comparable provision of the Code or application Regulations.

1.5
Committee. means the Compensation Committee of the Board of Directors of the Company or any other committee designated by the Board of Directors of the Company to administer the Plan in accordance with Article 8.

1.6
Company. means Building Materials Holding Corporation, a Delaware Corporation, any successor organization thereto, and any corporation or other entity that must be aggregated with Building Materials Holding Corporation pursuant to the Code or Regulations.

1.7	Company Contributions. means the Company’s discretionary contribution, if any, pursuant to Section 3.1(b).

1.8	Disability. means—

(a)
the condition of being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)
by reason of suffering from any medically determinable physical or mental impairment that is expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company

1.9	Effective Date. means January 1, 2005.

1.10
Eligible Compensation. means projected annual compensation, determined on an annual basis by the Company at or before the beginning of the Plan Year, which may consist of salary, bonus, and/or other cash-based or stock-based incentive payments, but which shall not include any special or non-recurring compensatory payments such as hiring bonuses, moving or relocation bonuses or automobile allowances.

1.11
Hardship. refers to a distribution made on account of an unforeseeable immediate and heavy financial need of the Participant and that is necessary to satisfy that financial need in accordance with Code Section 409A and the related Regulations.

(a)
Amount.  The amounts distributed with respect to an emergency cannot exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(b)
Circumstances.  Whether a Participant has an immediate and heavy financial need shall be determined by the Committee based on all relevant facts and circumstances, and shall refer to a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant; loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

1.12	Key Employee. means—

(a)	an officer of the Company having an annual compensation greater than $130,000 (as adjusted),

(b)	a 5% owner of the Company, or

(c)	a 1% owner of the Company having annual compensation from the Company of more than $150,000.

For purposes of subsection (a), no more than 50 employees (or, if lesser, the greater of 3 employees or 10% of the employees) shall be treated as officers.

1.13	LTIP. means an incentive program designated by the Company from time to time as the Building Materials Holding Corporation Long Term Incentive Plan, as amended from time to time.

1.14
Participant. means each employee of the Company designated by the Company to be entitled to defer compensation pursuant to the Plan and includes a Participant’s Beneficiary where the context so requires.

1.15	Plan. means the Building Materials Holding Corporation 2005 Deferred Compensation Plan for Executives, as amended from time to time.

1.16	Plan Year. means the year beginning each January 1 and ending December 31.

1.17	Regulations. means the rules, regulations, interpretations and procedures promulgated under the Code, as modified from time to time.

1.18
Separation from Service. means the termination of employment or association of the Participant as an employee or director of the Company eligible for participation in a deferred compensation plan, and includes termination by way of resignation, removal or Disability.  A Participant who is on temporary leave of absence, whether with or without pay, shall be deemed not to have terminated employment or association.  “Separation from Service” shall be interpreted in accordance with the meaning of “separation from service” or similar term under Code Section 409A and related Regulations.

1.19	Trust or Trust Agreement. means the Trust Agreement applicable to the Plan, as amended from time to time, entered into between the Company and the Trustee to carry out the provisions of the Plan.

1.20	Trust Fund. means the cash and other assets and/or properties held and administered by Trustee pursuant to the Trust to carry out the provisions of the Plan.

1.21	Trustee. means the designated Trustee acting at any time under the Trust.

ARTICLE 2.  ELIGIBILITY

For any Plan Year, eligibility to participate in the Plan shall be limited to key management employees of the Company who have Eligible Total Compensation in excess of $100,000 for the prior or estimated upcoming Plan Year.  To the extent that the number of Participants eligible to participate in the Plan exceeds 2% of the Company’s total employee population, those eligible to be Participants who have the lowest Eligible Compensation in the prior Plan Year shall not be eligible for the following Plan Year.

The Committee shall designate Participants who shall be covered by the Plan in a separate Acknowledgment (in the form provided by the Committee) for each such Participant.  Participation in the Plan shall commence as of the date such Acknowledgment is signed by the Participant and delivered to the Company, provided that deferral of compensation under the Plan shall not commence until the Participant has complied with the election procedures set forth in Article 3.  Nothing in the Plan or in the Acknowledgment should be construed to require any contributions to the Plan on behalf of the Participant by the Company.

ARTICLE 3.  DEFERRED COMPENSATION

3.1	Deferral Elections.

(a)
Election to Defer Compensation.  Each eligible Participant may elect to defer annually the receipt of a portion of the Eligible Compensation for active service otherwise payable to him by the Company during each Plan Year or portion of a Plan Year that the Participant shall provide services to the Company.  Any Participant’s election to defer Eligible Compensation must satisfy the following conditions:

(1)
Newly Eligible Participants.  An employee who first becomes a Participant during a Plan Year shall have 30 days from the date of becoming a Participant to submit the required election documents for the then-current Plan Year.

(2)
Plan Year Elections.  Each other election must be made no later than the day prior to the beginning of the Plan Year with respect to which the Compensation to be deferred is otherwise payable to the Participant or such later date as may be permitted under Code Section 409A.

(3)	Minimum and Maximum Deferrals. The minimum annual deferral amount, which must be withheld from base salary, is $5,000. The maximum deferral percentage is 80% of Eligible Compensation.

(4)
Conditions of Election.  Any deferral election must be in writing, signed by the Participant, and delivered to the Company, together with all other documents required, as determined by the Committee.  Each deferral election shall be irrevocable with respect to any Eligible Compensation covered by the election, including Compensation payable in the Plan Year in which the election suspending or modifying the prior deferral election is delivered to the Company.  Each election or discontinuance of an election will continue in force for each successive year until or unless suspended or modified by the filing of a subsequent election with the Company by the Participant in accordance with subsection (a)(2).  The election to defer Eligible Compensation shall be in the form provided by the Committee.

(b)
Company Contributions.  The Company shall not be obligated to make any other contribution to the Plan on behalf of any Participant at any time.  Company may make Company Contributions to the Plan on behalf of one or more the Participants.  Company Contributions, if any, made to Participant Accounts shall be determined in the sole and absolute discretion of the Company, and may be made without regard to whether the Participant to whose Account such contribution is credited has made, or is making, deferrals.  The Company shall not be bound or obligated to apply any specific formula or basis for calculating the amount of any Company Contributions, and the Company shall have sole and absolute discretion as to the allocation of Company Contributions among Participants’ Accounts.  The use of any particular formula or basis for making a Company Contribution in one year shall not bind or obligate the Company to use such formula or basis in any other year.

(c)
LTIP.  Participants who are eligible for the LTIP may elect to defer monies received as a result of the LTIP through the Plan.  Such deferral determination must be made no later than the latest date permitted in accordance with Code Section 409A and related Regulations.  An employee may also decide to convert all, or a portion of, their pay out to Company common stock which will be issued in the Participant’s name in an amount based on the market price on the day that the Committee approves the pay out.  Such decision to convert part of the deferral to stock must also be made prior to the final Fiscal Year of the cycle.   Distribution election for the stock must be for the entire amount of stock deferred for that year following at least one year of deferral.

(d)
Administration of Deferral Elections.  The Company shall withhold the amount or percentage of base salary specified to be deferred in equal amounts for each payroll period and shall withhold the amount or percentage of cash bonus specified to be deferred at the time or times such bonus is or otherwise would be paid to the Participant.  The amount or percentage of base salary and bonus, as applicable, that a Participant elects to defer will remain constant for the Plan Year of the election and shall not be subject to change during the Plan Year.  “Base salary” means a Participant’s regular annual compensation for a Plan Year, determined as of the first day of that year, excluding bonuses, commissions, overtime, incentive payments, non-monetary awards, and other special compensation, before reduction for compensation deferred pursuant to all qualified and non-qualified plans of the Company.  “Cash bonus” means amounts (if any) awarded under the annual bonus policy maintained by the Company, any commissions earned on sales and any payments made under the Company’s LTIP.

3.2
Vesting.  All deferrals from Eligible Compensation elected by the Participant shall be fully vested at all times.  Notwithstanding any provision of the Plan to the contrary, Company Contributions, if any, may be subject to a substantial risk of forfeiture in accordance with the terms of a vesting schedule, which may be selected by the Company in its sole and absolute discretion.

3.3	Election of Payment Terms.

(a)
Initial Election - Time of Distribution.  By the later of December 31, 2005 and the date that is 30 days after becoming eligible for the Plan, each Participant will submit an election of the time of distribution applicable to the Participant’s entire Account.  Participants may choose among the following times for distribution in accordance with the form provided by the Committee:

(1)	upon the Participant’s reaching a specified age,

(2)	upon the passage of a specified number of years,

(3)
upon the Participant’s Separation from Service with the Company or, in the case of Key Employees, a date that is 6 months after the date of Separation from Service (or, if earlier, the Participant’s date of death), or

(4)	upon the earliest to occur of—

(A)	the Participant’s reaching a specified age,

(B)	the passage of a specified number of years, and

(C)
the Participant’s Separation from Service with the Company or, in the case of Key Employees, a date that is 6 months after the date of Separation from Service (or, if earlier, the Participant’s date of death),

(5)	upon the latest to occur of—

(A)	the Participant’s reaching a specified age,

(B)	the passage of a specified number of years, and

(C)
the Participant’s Separation from Service with the Company or, in the case of Key Employees, a date that is 6 months after the date of Separation from Service (or, if earlier, the Participant’s date of death).

(b)
Initial Election - Method of Distribution.  By the later of December 31, 2005 and the date that is 30 days after becoming eligible for the Plan, each Participant (or Beneficiary) will submit an election of the method of distribution applicable to the Participant’s entire Account.  Participants may choose among the following methods of distribution in accordance with the form provided by the Committee:

(1)	a lump sum payment, or

(2)	monthly installments over a designated period of 5 or 10 years.

In the event the Participant fails properly to designate the method of distribution, subject to a subsequent election made under subsection (c), such amounts shall be payable in the form of a lump sum.

(c)
Subsequent Elections to Change Timing or Method of Distribution.  A Participant may not accelerate the time or schedule of any payment under the Plan, except as provided in Regulations.  Any change to an election regarding the timing or method of distribution must satisfy the following conditions:

(1)	the subsequent election to delay a payment must be made no later than 12 months prior to the date of the first scheduled payment; and

(2)	the first payment must be deferred for a period of at least 5 years from the date the payment would otherwise have been made.

If such subsequent election does not satisfy the conditions specified in this subsection, the prior election shall be used to determine the timing and form of payment.  The last effective election accepted and acknowledged by the Committee shall govern the payment of the Participant’s Account.  Elections under this subsection will not affect the timing of distributions made on account of Disability, death or Hardship except as provided in Article 4.

ARTICLE 4.  PAYMENT OF DEFERRED COMPENSATION

4.1
Payment upon Distribution Event.  Except as otherwise provided in this article, a Participant will be entitled to receive all amounts credited to the Participant’s Account in accordance with the terms of his or her elections under Article 3.

4.2
Withdrawal for Hardship.  A Participant may apply for distributions from his or her Account to the extent that the Participant demonstrates to the reasonable satisfaction of the Committee that he or she needs the funds due to Hardship.  Any Participant receiving a distribution on account of Hardship shall be ineligible to defer any additional compensation under the Plan until the first day of the Plan Year following the second anniversary of the date of the distribution. In addition, a new election of deferral must be submitted to the Company as a condition of participation in the Plan.

4.3
Payment upon Change in Control. Notwithstanding any other provisions of this Plan, the aggregate balances credited to and held in the Participants’ Accounts shall be distributed to the Participants in a lump sum within 30 days of a Change in Control or such longer period as may be required by the Code or Regulations; provided that, in the case of a Key Employee, any payment made on account of a Separation of Service following a Change in Control shall not be made until a date that is 6 months after the date of Separation from Service.

4.4
Payment upon Disability.  Upon a Participant’s Disability, as determined by the Committee in its sole discretion, prior to the date when payment of his or her Accounts would otherwise commence under Article 3, the Participant will be entitled to receive all amounts credited to the Accounts as of the date of Disability according to the method of payment elected by the Participant.

4.5
Payment upon Death.  Upon a Participant’s Separation from Service by reason of death, prior to the date when payment of his or her Accounts would otherwise commence under Article 3, the Participant’s Beneficiary will be entitled to receive all amounts credited to the Accounts of the Participant as of the date of death according to the method of payment elected by the Participant, or to the extent permissible under Code Section 409A, according to the method of payment elected by the Beneficiary.  Upon the death of the Participant following the commencement of distribution, but prior to complete distribution of the entire balance of the Participant’s Accounts, the balance of the Participant’s Accounts on the date of death shall continue to be paid in the elected form of payment to the Participant’s Beneficiary.

4.6
Designation of Beneficiary.  The Participant may designate a Beneficiary or Beneficiaries to receive any amount due hereunder by the Participant by written notice thereof to the Company at any time prior to his or her death and may revoke or change the Beneficiary so designated without the Beneficiary’s consent by written notice delivered to Company at any time and from time to time prior to the Participant’s death.  If the Participant is married and a resident of a community property state, one half of any amount due under the Plan which is the result of an amount contributed to the Plan during the Participant’s marriage is the community property of the Participant’s spouse and the Participant may designate a Beneficiary or Beneficiaries to receive only the Participant’s one-half interest. If the Participant shall have failed to designate a Beneficiary, or if no such Beneficiary shall survive him, then such amount shall be paid to his or her estate. Designations of Beneficiaries shall be in the form provided by the Committee.

4.7
Administration of Payments.  Distribution of the lump sum or the first installment shall be made or commence within 90 days following the date of the distribution event.  Subsequent installments, if any, shall be made on the first day of each month following the first installment as determined by Company.  The amount of each installment shall be calculated by dividing the Account balance as of the date of the distribution by the number of installments remaining pursuant to the Participant’s distribution election.  Each such installment, if any, shall take into account earnings credited to the balance of the Account remaining unpaid.

4.8
Permitted Acceleration of Payments.  To the extent permitted by Code Section 409A and related Regulations, the Company may, in the sole discretion of the Committee, commence distribution to Participant, Participant’s Beneficiary or other appropriate payee the portion of Participant’s Account authorized for distribution in accordance with Code Section 409A and related Regulations, including the following:

(a)	amounts payable to an individual other than the Participant under a domestic relations order approved by the Committee in its sole discretion;

(b)
de minimis cashout payments that result in the termination of the entirety of a Participant’s interest in the Plan, if the payment is made on or before the later of December 31 of the Plan Year in which occurs the Participant’s Separation from Service or the date 2½ months after the Participant’s Separation from Service and the payment is not greater than $10,000.  Such an amendment may be made with respect to previously deferred amounts under the plan as well as amounts to be deferred in the future; and

(c)
payment to Participant to pay the Federal Insurance Contributions Act tax imposed under Code Section 3101 and 3121(v)(2) on Eligible Compensation deferred under the Plan, grossed up as permitted under applicable Regulations.

ARTICLE 5.  TRUST AND INVESTMENT

5.1
Accounts.  The Company shall establish separate Accounts for each Participant who participates in the Plan.  No special fund shall be established nor shall any note or security be issued by the Company with respect to a Participant’s Accounts.

5.2
Participants’ Rights Unsecured.  The right of the Participant or his or her Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his or her Beneficiary shall have any rights in or against any amount credited to his or her Account or any other specific assets of the Company, except as otherwise provided in the Trust.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Plan and the Company or any other person.

5.3
Trust Agreement.  The Company may establish the Trust for the purpose of retaining assets set aside by the Company pursuant to the Trust Agreement for payment of all or a portion of the amounts payable pursuant to the Plan.  Any benefits not paid from the Trust shall be paid solely from the Company’s general funds, and any benefits paid from the Trust shall be credited against and reduced by a corresponding amount the Company’s liability to the Participants under the Plan.  No special or separate fund, other than the Trust Agreement, shall be established and no other segregation of assets shall be made to assure the payment of any benefits hereunder.  All Trust Funds shall be subject to the claims of general creditors of the Company in the event the Company is insolvent (as that term is defined in the Trust Agreement).  The obligations of the Company to pay benefits under the Plan constitute an unfunded, unsecured promise to pay and Participants shall have no greater rights than general creditors of the Company.  Trust assets shall not, at any time, be located outside of the United States or be transferred outside of the United States, whether or not such assets are available to satisfy claims of general creditors.

5.4	Investment of Contribution.

(a)
The investment options available to each Participant shall be determined by the Company and set forth in a separate written document, a copy of which shall be attached hereto and by this reference is incorporated herein.  Each Participant shall have the right to direct the Trustee as to the investment of his or her Account in accordance with policies and procedures implemented by the Trustee.  The Company shall not be liable for any investment decision made by any Participant while the funds attributable to the Participant’s Account are held by the Trustee.

(b)
Accounts shall be credited with the actual financial performance or earnings generated by such investments directed by the Participant and made by the Trustee, until the Account has been fully distributed to the Participant or to the Participant’s Beneficiary.

(c)
Notwithstanding any provision of the Plan to the contrary, the Committee or the Trustee may determine not to take into account the Participant’s designated investments and may invest the Participant’s Account in any other manner as the Committee or the Trustee shall determine.

ARTICLE 6.  AMENDMENT AND TERMINATION

The Committee shall have the right to amend the Plan at any time and from time to time, including a retroactive amendment.  Any such amendment shall become effective upon the date stated therein, and shall be binding on all Participants, except as otherwise provided in such amendment; provided, however, that said amendment shall not affect benefits adversely to the affected Participant without the Participant’s written approval.  Benefits accruing to a Participant pursuant to any employment agreement in effect between the Company and the Participant that entitles the Participant to participate in and to certain rights under the Plan shall not be affected by an amendment of the Plan.

ARTICLE 7.  ADMINISTRATION

7.1
Administration.  The Committee shall administer and interpret the Plan in accordance with the provisions of the Plan and the Trust Agreement.  Any determination or decision by the Committee shall be conclusive and binding on all persons who at any time have or claim to have any interest whatever under the Plan.  To the extent required to avoid penalties under section 409A of the Internal Revenue Code, the Committee intends to interpret and operate the Plan in all respects in compliance with Code Section 409A and related Regulations.

7.2
Applying for Benefits.  The following claims procedures are generally applicable to claims filed under the Plan.  To the extent required by law and to the extent the Committee is ruling on a claim for benefits on account of a disability, the Plan will follow, with respect to that claim, claims procedures required by law for plans providing disability benefits.

(a)	General Procedures. Subject to the provisions of subsection (b), the following procedures shall apply in the determination of claims under the Plan.

(1)
Filing a Claim.  All applications and claims for benefits shall be filed in writing by the Participant, his or her Beneficiary, or the authorized representative of the claimant, by completing the procedures required by the Committee.  The procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.

(2)
Review of Claim.  The Committee shall review all applications and claims for benefits and shall decide whether to approve or deny the claim in whole or in part.  If a claim is denied in whole or in part, the Committee shall provide written notice of denial to the claimant within a reasonable period of time no later than 90 days after the Committee receives the claim, unless special circumstances require an extension of time for processing the claim.  If an extension is required, the Committee shall notify the claimant in writing (including by electronic media) by the end of the initial 90-day period and indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision on the claim.  The extension shall not exceed an additional 90 days.  The notice of denial shall be written (including in electronic media) in a manner calculated to be understood by the claimant and shall include the following:

(A)	specific reasons for the denial;

(B)	specific references to pertinent Plan provisions;

(C)	description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

(D)
appropriate information as to the steps the claimant should take if he or she wishes to submit the denied claim for review, including any applicable time limits and including a statement of the claimant’s right to bring a civil action under ERISA § 502(a) following a denied claim on review.

(3)
Appealing a Claims Denial.  If the claimant wishes a review of the denied claim, he or she shall notify the Committee in writing within 60 days of the claimant’s receipt of notification of the denied claim.  The claimant or the claimant’s representative may review pertinent Plan documents and may submit issues or comments to the Committee in writing.  The claimant or the claimant’s representative may provide the Committee with a written statement of the claimant’s position and with written materials in support of his or her position, including documents, records and other information relating to the claim.  The claimant or the claimant’s representative may have, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim.  A document, record or other information shall be considered relevant to the claim if such document, record or other information (A) was relied upon in making the benefit determination, (B) was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination, or (C) demonstrates compliance with the administrative processes and safeguards designed to ensure and verify that benefit claim determinations are made in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

(4)
Review of Appeal.  The Committee shall forward all requests for review of a denied claim together with all associated documents to the Chairman of the Committee promptly after receipt.  The Committee shall make its decision on review solely on the basis of the written record, including documents and written materials submitted by the claimant and/or the claimant’s representative.  The Committee shall make a decision on review within a reasonable period of time, not later than 60 days after the Committee receives the claimant’s written request for review unless special circumstances require additional time for review of the claim.  If the Committee needs an extension of time to review the claim, it shall notify the claimant in writing before the end of the initial 60-day period, and shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the determination on review.  The extension shall not be longer than an additional 60 days.  The decision on review will be written in a manner calculated to be understood by the claimant.  If the claim is denied, the written noticed shall include specific reasons for the decision as well as specific references to pertinent Plan provisions on which the decision is based, a statement of the claimant’s right to bring an action under ERISA § 502(a) and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, with “relevant” defined as provided in the previous subsection.

(b)	Determination of Disability. To the extent the Committee is determining a claims for benefits under the Plan on account of disability, the following procedures shall apply.

(1)
Notice of Denial.  If any person claiming benefits under the Plan on account of disability is denied such benefits by the Committee, no later than 45 days after receipt of the claim by the Committee (or within 75 days if special circumstances require an extension and if written (including electronic) notice of such extension and circumstances is given to such person within the initial 45-day period), he or she shall be furnished with written notification from the Committee stating the following: The notice of denial shall be written (including in electronic media) in a manner calculated to be understood by the claimant and shall include the following:

(A)	specific reasons for the denial;

(B)	specific references to pertinent Plan provisions on which the adverse determination is based;

(C)
description of the Plan’s review procedures and time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review;

(D)
if an internal rule, guideline, protocol or other similar criterion (a “Guideline”) was relied upon in making the adverse determination, either (A) a copy of the Guideline, or (B) a statement that such Guideline was relied upon in making the adverse determination and a statement that a copy of such Guideline will be provided free of charge to the claimant upon request; and

(E)
if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

In the case of any extension, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least 45 days within which to provide the specified information.

In the event that a period of time is extended due to a claimant’s failure to submit necessary information, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(2)
Appeal Process.  A claimant shall have 180 days following receipt of a notification of an adverse benefit determination within which to appeal the determination.  A claimant shall be entitled to submit on appeal written comments, documents, records and other information relating to the claim.  During the time the claimant has for filing an appeal, the claimant shall be provided, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim.  The Committee shall forward all requests for review of a denied claim together with all associated documents to the Chair of the Committee promptly after receipt.  The Committee’s review of the claim shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The review shall not give deference to the initial adverse benefit determination.  If the initial benefit determination was, in whole or in part, based on medical judgment (including determinations with regard to whether a particular treatment, drug or other item is experimental, investigational, or not medically necessary or appropriate), in deciding the appeal the Committee shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.  Such professional shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.  If the Plan obtained advice from any medical or vocational experts in making the initial benefit determination, the Committee shall identify such experts to the claimant, regardless of whether the advice was relied upon in making the initial benefit determination.

The Committee shall notify the claimant of the benefit determination on review within a reasonable period of time, not to exceed 45 days after receipt by the Plan of the claimant’s request for review, unless the Committee determines that special circumstances (such as the need to hold a hearing, if the Plan’s procedures provide for a hearing) require an extension of time for processing the claim.  If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 45-day period.  In no event shall such extension exceed a period of 45 days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

Notwithstanding the previous paragraph, if the Committee holds regularly scheduled meetings at least quarterly, the Committee shall instead make a benefit determination no later than the date of such meeting that immediately follows the Plan’s receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting.  In such case, a benefit determination may be made by no later than the date of the second meeting following the Plan’s receipt of the request for review.  If special circumstances (such as the need to hold a hearing, if the Plan’s procedures provide for a hearing) require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the Committee following the Plan’s receipt of the request for review.  If such an extension of time for review is required because of special circumstances, the Committee shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Committee shall notify the claimant of the benefit determination as soon as possible, but not later than 5 days after the benefit determination is made.

The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the reasonable procedures of the Plan, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing.  In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(3)
Notification of Benefit Determination on Review.  The Committee shall provide the claimant with written notification of the Plan’s benefit determination on review.  If on review the initial denial of benefits is affirmed, the notification shall set forth, in a manner calculated to be understood by the claimant, the following:

(A)	specific reason for the adverse determination;

(B)	specific references to pertinent Plan provisions on which the adverse determination is based;

(C)
statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(D)
statement describing the Plan’s voluntary appeal procedures, if any, and describing the claimant’s right to obtain the information about such procedures, and a statement of the claimant’s right to bring an action under ERISA Section 502(a);

(E)
if a Guideline was relied upon in making the adverse determination, either (A) a copy of the Guideline, or (B) a statement that such Guideline was relied upon in making the adverse determination and a statement that a copy of such Guideline will be provided free of charge to the claimant upon request;

(F)
if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(G)
the following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

(c)
The Committee shall have full discretionary authority to consider claims filed under the Plan and to determine eligibility, status and rights of all individuals under the Plan and to construe any and all terms of the Plan.

(d)
Following the approval of a claim for benefits under the Plan, pursuant to the claims procedure set forth in this section, the Committee shall have the authority to construe and administer the Plan in a manner that is consistent with the payment of benefits in accordance with the approved claim.

7.3
Liability of Committee; Indemnification.  To the extent permitted by law, the Committee shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his or her own bad faith or willful misconduct.  The Committee may employ legal counsel, consultants, actuaries and agents as they may deem desirable in the administration of the Plan and may rely on the opinion of such counsel or the computations of such consultant or other agent.  The Committee shall provide for the keeping of detailed written minutes of its actions hereunder, which shall be reviewed by the legal counsel or the consultant engaged by the Committee prior to their finalization.

7.4
Expenses.  The costs of the establishment of the Plan and the adoption of the Plan by the Company, including but not limited to legal and accounting fees, shall be borne by the Company.  The expenses of administering the Plan shall be borne by the Trust; provided, however, that the Company shall bear, and shall not be reimbursed by, the Trust for any tax liability of the Company associated with the investment of assets by the Trust.  All taxes associated with participation in the Plan, including any tax liability under Code Section 409A, shall be borne by the Participant.

ARTICLE 8.  GENERAL AND MISCELLANEOUS

8.1
Rights Against the Company.  Except as expressly provided by the Plan, the establishment of the Plan shall not be construed as giving to any Participant or to any person whomsoever, any legal, equitable or other rights against the Company, or against its officers, directors, agents or shareholders, or as giving to any Participant or Beneficiary any equity or other interest in the assets, business or shares of Company stock or giving any Participant the right to be retained in the employment of the Company.  All Participants shall be subject to discharge (with or without cause) to the same extent they would have been if the Plan had never been adopted.  The rights of a Participant hereunder shall be solely those of an unsecured general creditor of the Company.  Neither the Plan nor any action taken hereunder shall be construed as giving to any Participant the right to continue rendering services to or for the benefit of the Company or as affecting the right of the Company to dismiss any Participant.  Any benefit payable under the Plan shall not be deemed salary or other compensation for the purpose of computing benefits under any Participant benefit plan or other arrangement of the Company for the benefit of its Participants.

8.2
Assignment or Transfer.  No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Participant or Beneficiary.  Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

8.3
Severability.  If any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

8.4
Construction.  The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan.  Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.  When used herein, the masculine gender includes the feminine gender.

8.5
Governing Law.  The validity and effect of the Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Delaware unless superseded by federal law, which shall govern correspondingly.

8.6
Payment Due to Incompetence.  If the Committee receives evidence that a Participant or Beneficiary entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment, the Committee may, in its sole and absolute discretion, direct the payment to any other person or Trust which has been legally appointed by the courts or to any other person determined by the Company to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Company may deem proper.  Any such payment shall be in complete discharge of the Company’s obligations under the Plan.

8.7
Taxes.  All amounts payable hereunder shall be reduced by any and all federal, state, and local taxes imposed upon Participant or his or her Beneficiary, which are required to be paid or withheld by Company.  The determination of Company regarding applicable income and employment tax withholding requirements shall be final and binding on Participant.

8.8
Insurance.  In the event that any Participant elects, in his or her discretion, to independently purchase an insurance policy covering the inability of the Plan or the Trust to make any payments to which Participant is entitled under the Plan or the Trust, the Company shall use its best efforts to facilitate the payment by Participant of any applicable excise taxes which become due as the result of the payment of premiums under such policy.  Nothing contained herein shall be construed as an endorsement by the Company of the purchase of such a policy or a recommendation by the Company that the purchase of such a policy is necessary or desirable as the result of Participant’s participation in the Plan.  In the event that such insurance would result in adverse tax consequences to the Participant, the Participant shall terminate such insurance.

8.9
Attorney’s Fees.  Company shall pay the reasonable attorney’s fees incurred by any Participant in an action brought against Company to enforce Participant’s rights under the Plan, provided that such fees shall only be payable in the event that the Participant prevails in such action.

8.10
Plan Binding on Successors and Assignees. The Plan shall be binding upon and inure to the benefit of the Company and its successor and assigns and the Participant and the Participant’s designee and estate.

ACKNOWLEDGMENT

The undersigned Employee hereby acknowledges that Employer has selected him or her as a participant in the Building Materials Holding Corporation 2005 Deferred Compensation Plan as amended, subject to all terms and conditions of the Plan, a copy of which has been received, read, and understood by the Employee in conjunction with executing this Acknowledgment.  Employee acknowledges that he or she has had satisfactory opportunity to ask questions regarding his or her participation in the Plan and has received satisfactory answers to any questions asked.  Employee also acknowledges that he or she has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of participation in the Plan.  Employee understands that his or her participation in the Plan shall not begin until this Acknowledgment has been signed by Employee and returned to Employer.

Dated:	____________________________________________

Print Name:	____________________________________________

Signed:	____________________________________________
Employee

Dated:	____________________________________________

BUILDING MATERIALS HOLDING CORPORATION
Signed:	____________________________________________

[Officer]

❒	I waive enrollment in the 2005 Executive Deferred Compensation Plan for the Plan year 2006.

DISTRIBUTION ELECTION

Pursuant to the Building Materials Holding Corporation 2005 Deferred Compensation Plan as amended (the "Plan"), I hereby elect to have all amounts credited to my Account during the period of my participation in the Plan, together with any interest or other earnings credited thereon, distributed to me on the terms elected below:
I elect to have any distributions of money covered by this election paid to me:
☐upon reaching age: _____
☐upon the passage of ______ years
☐upon termination of employment
☐upon the earlier to occur of termination of association with Company or passage of ___years
☐upon the later to occur of termination of association with Company or passage of ____years

I elect to have any distribution of money covered by this election to receive distribution paid to me in:
☐A lump sum
☐An annuity of sixty (60) monthly installments determined as of each installment date by dividing the entire amount in my Account (including interest and other earnings) by the number of installments then remaining to be paid.
☐An annuity of one hundred twenty (120) monthly installments determined as of each installment date by dividing the entire amount in my Account (including interest and other earnings) by the number of installments then remaining to be paid.

Dated: _________________________________________

Print Name: ____________________________________

Signed: _______________________________________

ELECTION OF DEFERRAL

I elect, pursuant to the Building Materials Holding Corporation 2005 Deferred Compensation Plan (the "Plan"), to make the following deferral(s) with respect to compensation earned during the Plan Year beginning January 1, 200_ and ending December 31, 200_:

☐ I waive enrollment in the 2005 Executive Deferred Compensation Plan for Plan year 2006 OR:

Deferred Compensation Plan

☐ _____%	of base salary (even %)

☐ _____%	of any mid year cash bonus (even %) paid to me by Employer for 2006 (payout in mid-2006; must be elected by December 31, 2005) and

☐ _____%	of any year end bonus (even %) paid to me by Employer for 2006 (payout in 2007; must be elected by June 30, 2006)

OR

☐ $_____	of any mid year cash bonus paid to me by Employer for 2006 (payout in mid-2006, must be elected by December 31, 2005) and

☐ $_____	of any year end bonus paid to me by Employer for 2006 (payout in 2007; must be elected by June 30, 2006)

☐ OR

☐ $ALL	of my cash bonus paid to me by Employer over $________

Long-Term Incentive Plan (2007 Payout)

☐ $_____ or _____% of any payment from a Long Term Incentive Plan and/or

☐ $_____ or _____% of any payment from a Long Term Incentive Plan that I wish to have converted to BMHC stock and deferred in accordance with my instructions.

This election shall take effect for the Plan Year beginning January 1, 200_.  It may be terminated or modified by me only with written notice.  If termination is not submitted by the last day of any Plan Year, the election shall take effect for the Plan Year following. The deferral of compensation hereby elected is subject to all of the terms and conditions of the Plan and of the Building Materials Holding Corporation 2005 Deferred Compensation Plan Trust Agreement as amended, copies of which the Employer has given me, and which I have read and understood.

Dated:           _____________________________________

Print Name:  _____________________________________

Signed:         _____________________________________

Beneficiary Designation
In the event I should die prior to the receipt of all money accrued to my credit under the Building Materials Holding Corporation 2005 Deferred Compensation Plan (the “Plan”), I elect to have the balance paid to the following named individual(s) in the following percentages(s) (Complete A if you are a resident of a community property state.  Complete B if the state in which you reside is not a community property state.):

A.	50%	[Spouse]

	_______%	________________________________________________________________

	_______%	________________________________________________________________

	_______%	________________________________________________________________

B.	_______%	________________________________________________________________

	_______%	________________________________________________________________

	_______%	________________________________________________________________

	_______%	________________________________________________________________

Participant

Signature: _____________________________________	Date: ____________________

Name: ________________________________________

To be completed only if any above named beneficiary is not my spouse:

I, as the spouse of ____________________________________________________________________________
________________, do hereby consent to designation of any beneficiary that might in any way impair my rights under applicable state law, including but not limited to, laws relating to Community Property, Wills, Trusts, and Intestacy.

Spouse

Signature: _____________________________________	Date: ____________________

Name: ________________________________________